                                                                  Exhibit (d)(3)

Control No. -----------     Maximum Primary Subscription Shares Available ----

  THE OFFER EXPIRES AT 5:00 P.M., NEW YORK CITY TIME, ON FEBRUARY 19, 1999*

                  PROSPECT STREET HIGH INCOME PORTFOLIO INC.

                           RIGHTS FOR COMMON STOCK

                           SUBSCRIPTION CERTIFICATE

Prospect Street High Income Portfolio Inc. (the "Fund") issued to its shareholders of record ("Record Date Shareholders"), as of the close of business on January 26, 1999 (the "Record Date"), transferable rights ("Rights") entitling the holders thereof to subscribe for shares ("Shares") of the Fund's common stock, par value $0.03 per share (the "Common Stock") at a rate of one Share for every three Rights held (1-for-3). The terms and conditions of the rights offer (the "Offer") are set forth in the Fund's January 25, 1999 Prospectus (the "Prospectus") incorporated herein by reference. The owner of this Subscription Certificate, or assignee, is entitled to the number of Rights shown on this Subscription Certificate and is entitled to subscribe for the number of Shares shown on this Subscription Certificate. Record Date Shareholders issued fewer than three Rights are entitled to subscribe for one Share pursuant to the Primary Subscription. Record Date Shareholders who have fully exercised their Rights pursuant to the Primary Subscription (other than those Rights which cannot be exercised because they represent the right to subscribe for less than one Share) are entitled to subscribe for additional Shares pursuant to the Over-Subscription Privilege, subject to certain limitations and allotment, as described in the Prospectus. Capitalized terms not defined herein have the meanings attributed to them in the Prospectus. The Fund will not offer or sell in connection with the Offer any Shares which are not subscribed for pursuant to the Primary Subscription or the Over-Subscription Privilege.

                                                     SAMPLE CALCULATION
---------------------------------------------------------------------------------------------------------------------------
                                         PRIMARY SUBSCRIPTION ENTITLEMENT (1-FOR-3)
                                                      300                         3                  100
No. of shares owned on the Record Date    -----------------------------   /    -------   =    ------------------new shares
                                          (equals no. of Rights issued)                        (ignore fractions)
---------------------------------------------------------------------------------------------------------------------------

                         THE RIGHTS ARE TRANSFERABLE

The Rights are transferable until the Expiration Date (February 19, 1999). The Rights will be listed for trading on the New York Stock Exchange under the symbol "PHY.RT". If you wish to sell all or a portion of your Rights through the Subscription Agent, the Rights MUST BE RECEIVED BY THE SUBSCRIPTION AGENT AT OR PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON FEBRUARY 17, 1999, two business days prior to the Expiration Date.

                              SUBSCRIPTION PRICE
The Subscription Price will be $8.70 per share.

                         METHOD OF EXERCISE OF RIGHTS

IN ORDER TO EXERCISE YOUR RIGHTS, YOU MUST EITHER (i) COMPLETE AND SIGN THIS SUBSCRIPTION CERTIFICATE ON THE BACK AND RETURN IT TOGETHER WITH PAYMENT OF THE SUBSCRIPTION PRICE FOR THE SHARES SUBSCRIBED, OR (II) PRESENT A PROPERLY COMPLETED NOTICE OF GUARANTEED DELIVERY, IN EITHER CASE TO THE SUBSCRIPTION AGENT, STATE STREET BANK AND TRUST COMPANY, BEFORE 5:00 P.M., NEW YORK CITY TIME, ON FEBRUARY 19, 1999 ("THE EXPIRATION DATE")*.

Full payment of the Subscription Price per share for all shares subscribed for pursuant to both the Primary Subscription and, for Record Date Shareholders only, the Over-Subscription Privilege must accompany this Subscription Certificate and must be made payable in United States dollars by money order or check drawn on a bank located in the United States payable to Prospect Street High Income Portfolio Inc. Because uncertified personal checks may take at least five business days to clear, we recommend you pay, or arrange for payment, by means of certified or cashier's check or money order. Alternatively, if a Notice of Guaranteed Delivery is used, a properly completed and executed Subscription Certificate, and full payment, as described in such notice, must be received by the Subscription Agent no later than the close of business on the third business day (February 24, 1999) after the Expiration Date (February 19, 1999). For additional information, see the Prospectus.

Certificates for the Shares acquired pursuant to the Primary Subscription will be mailed promptly after the expiration of the Offer and full payment for the Shares subscribed for has been received and cleared. Certificates representing Shares acquired pursuant to the Over-Subscription Privilege will be mailed as soon as practicable after full payment has been received and cleared and all allocations have been effected. Any excess payment to be refunded by the Fund to a shareholder will be mailed by the Subscription Agent to such shareholder as promptly as possible.

                                                       Account #:
                                                       Control #:
                                                       Number of Rights Issued:
                                                       CUSIP #: 743586 11 7

                                                            (continued on back)


BY FIRST CLASS MAIL:                       BY OVERNIGHT COURIER:                     BY HAND:
State Street Bank and Trust Company        State Street Bank and Trust Company       Securities Transfer and Reporting Services Inc.
Corporate Reorganization                   Corporate Reorganization                  c/o Boston EquiServe
P.O. Box 9061                              40 Campanelli Drive                       100 William St. Galleria
Boston, Massachusetts 02205-8686           Braintree, Massachusetts 02184            New York, New York 10038
U.S.A.                                     U.S.A.                                    U.S.A.

-----------------------------------------------------------------------------------------------------------------------------------
               Delivery to an address other than one of the addresses listed above will not constitute valid delivery.

                                          PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY
-----------------------------------------------------------------------------------------------------------------------------------
SECTION 1: OFFERING INSTRUCTIONS (CHECK THE APPROPRIATE BOXES)
IF YOU WISH TO SUBSCRIBE FOR YOUR FULL ENTITLEMENT:
[ ] I apply for ALL of my entitlement of new shares pursuant to the Primary Subscription. -----------------x      $8.70 = $ -------
                                                                                        (no. of new shares)

[ ] I apply for new shares pursuant to the Over-Subscription Privilege** ----------------------------------x      $8.70 = $ -------
                                                                                 (no. of additional shares)

IF YOU DO NOT WISH TO APPLY FOR YOUR FULL ENTITLEMENT:


 [ ]  I apply for -----------------------------------------------------------------------------------------x      $8.70 = $ -------
                                                  (no of new shares)
                                                                                        Amount of check enclosed $-----------------
 [ ] Sell any remaining Rights
 [ ] Sell ALL of my Rights

Note: If I apply for ALL of my entitlement of new shares pursuant to the Primary Subscription, I hereby authorize the Subscription
      Agent, in accordance with the procedures described in the Prospectus, to sell any Rights I am unable to exercise because such
      Rights represent the right to subscribe for less than one share. If I have checked either box pertaining to a sale of Rights,
      I authorize the sale of Rights by the Subscription Agent according to the procedures described in the Prospectus.
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
SECTION 2: SUBSCRIPTION AUTHORIZATION

      I acknowledge that I have received the Prospectus for this Offer and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus relating to the Primary Subscription and the Over-
Subscription Privilege.

      I hereby agree that if I fail to pay in full for the shares for which I have subscribed, the Fund may exercise any of the remedies set forth in the Prospectus.

      Signature of subscriber(s) --------------------------------------------------------------------------------------------------
                                 --------------------------------------------------------------------------------------------------
                                 --------------------------------------------------------------------------------------------------

  Telephone number (including area code) (   ) ------------------------------------------------------------------------------------

      If you wish to have your shares and refund check (if any) delivered to an address other than that listed on this Subscription
Certificate you must have your signature guaranteed by a member of the New York Stock Exchange or a bank or trust company. Please provide the delivery address above and note if it is a permanent change.
-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
SECTION 3: TRANSFER NOTIFICATION (EXCEPT PURSUANT TO A SALE THROUGH THE SUBSCRIPTION AGENT)

      For value received, I request _________ Rights (in a number evenly divisible by three) represented by the Subscription
      Certificate be assigned to:

Name of Assignee: --------------------------------------------------------------
Address of Assignee: -----------------------------------------------------------
Signature of Assignor: ---------------------------------------------------------

IMPORTANT: The Signature(s) must correspond with the name(s) printed on your Subscription Certificate. Your signature must be guaranteed by: a commercial bank or trust company, or a member firm of a domestic stock exchange, or a savings bank or credit union.

Signature guaranteed by: ----------------------------------------------------------------------------------------------------------

PROCEEDS FROM THE SALE OF RIGHTS MAY BE SUBJECT TO WITHHOLDING OF U.S. TAXES UNLESS THE SELLER'S CERTIFIED U.S. TAXPAYER
IDENTIFICATI ON NUMBER (OR CERTIFICATIO N REGARDING FOREIGN STATUS) IS ON FILE WITH THE SUBSCRIPTION AGENT AND THE SELLER IS NOT
OTHERWISE SUBJECT TO U.S. BACKUP WITHHOLDING.
-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
SECTION 4: DESIGNATION OF BROKER-DEALER

The following broker-dealer is hereby designated as having been instrumental in the exercise of the Rights hereby exercised:

FIRM: -----------------------------------------------------------------------------------------------------------------------------
REPRESENTATIVE NAME: --------------------------------------------------------------------------------------------------------------
REPRESENTATIVE NUMBER: ------------------------------------------------------------------------------------------------------------

------------------------
 * Unless the Offer is extended.
** You can only participate in the Over-Subscription Privilege if you are a Record Date Shareholder and have subscribed for your full entitlement of new shares pursuant to the Primary Subscription.
   ANY QUESTIONS REGARDING THIS SUBSCRIPTION CERTIFICATE AND THE OFFER MAY BE DIRECTED TO THE INFORMATION AGENT, CORPORATE INVESTOR
   COMMUNICATIONS, INC., TOLL-FREE AT (888) 266-2038.
-----------------------------------------------------------------------------------------------------------------------------------